                                                                    EXHIBIT 4.12

                         JUNIOR INTERCREDITOR AGREEMENT

          JUNIOR INTERCREDITOR AGREEMENT dated as of July 25, 2002 between SOLUTIA INC., a Delaware corporation (the "COMPANY"); each of the subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "SECURING PARTIES"); CITIBANK, N.A., as Collateral Agent for the Senior Secured Parties referred to below (in such capacity, the "COLLATERAL AGENT"); and HSBC BANK USA, a banking corporation duly organized and validly existing under the laws of the State of New York, as trustee under the 2009 Notes Indenture referred to below (in such capacity, together with its successors in such capacity, the "TRUSTEE").

          The Company, certain lenders (the "SOLUTIA LENDERS") and Citibank, N.A., as administrative agent (in such capacity, together with its successors and assigns, the "SOLUTIA ADMINISTRATIVE AGENT") are parties to a Second Amended and Restated Credit Agreement dated as of July 25, 2002 (as modified and supplemented and in effect from time to time, the "SOLUTIA CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Company and the other borrowers referred to therein in an aggregate principal or face amount not exceeding $600,000,000. In addition, the Company may from time to time be obligated to various of the Solutia Lenders (or their affiliates) in respect of one or more hedging agreements permitted under Section 6.02(g)(v) of the Solutia Credit Agreement.

          Astaris LLC, a limited liability company organized under the laws of Delaware ("ASTARIS"), certain lenders (the "ASTARIS LENDERS") and Bank of America, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "ASTARIS ADMINISTRATIVE AGENT") are parties to a Credit Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to Astaris in an aggregate principal amount not exceeding $275,000,000. The obligations of Astaris under the Astaris Credit Agreement have been partially guaranteed by the Company pursuant to a Guaranty Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS GUARANTY AGREEMENT") by the Company in favor of Astaris LLC and in favor of the Astaris Lenders and the Astaris Administrative Agent.

          The Company, State Street Bank and Trust Company, as trustee (in such capacity, together with its successors in such capacity, the "CO-GEN TRUSTEE"), certain financial institutions named as purchasers therein (collectively, the "CO-GEN PURCHASERS") and Citibank, N.A., as agent for the Co-gen Purchasers (in such capacity, together with its successors in such capacity, the "CO-GEN AGENT"), are parties to an Amended and Restated Participation Agreement dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN PARTICIPATION AGREEMENT"), providing, subject to the terms and conditions thereof, for loans and investments to be made by the Co-gen Purchasers to the Co-gen Trustee in an aggregate principal amount not exceeding $33,000,000. The obligations of the Co-gen Trustee under the Co-gen Participation Agreement have been guaranteed by the Company pursuant to an Amended and Restated Instrument Guaranty dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN GUARANTY AGREEMENT") by the Company in favor of the

                         JUNIOR INTERCREDITOR AGREEMENT

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                                      - 2 -

Co-gen Trustee and the Co-gen Purchasers. In addition, the Co-gen Trustee, as lessor, and the Company, as lessee, are party to an Amended and Restated Lease dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN LEASE") pursuant to which the Company agrees to make certain rent payments to the Co-gen Trustee in consideration of the lease of the co-generation facility referred to therein, which rent payments service the loans and investments made by the Co-gen Purchasers.

          In addition, certain of the Solutia Lenders may have issued letters of credit for the account of the Company or a Subsidiary, or may in the future issue letters of credit for the account of the Company, which are or will be identified in the below-referenced Senior Non-Sharing Intercreditor Agreement as "Designated Letters of Credit" (as hereinafter defined). It is contemplated that, in connection herewith, such Solutia Lenders will execute and deliver a Letter of Credit Override Agreement providing for certain common terms to be applicable to such letters of credit.

          The Company is also party to an Indenture dated as of July 9, 2002 (the "2009 NOTES INDENTURE") between the Company, SOI Funding Corp. and HSBC Bank USA, as trustee, pursuant to which SOI Funding Corp. has issued its 11.25% Senior Secured Notes due 2009 (the "2009 NOTES"), in an aggregate principal amount of $223,000,000 as of July 9, 2002, and which 2009 Notes have been assumed by the Company pursuant to a Supplemental Indenture thereto, and guaranteed by the Subsidiary Guarantors as provided in Section 10.01 thereof.

          Pursuant to the Senior Non-Sharing Security Documents (as defined below), the Securing Parties have granted to the Collateral Agent liens on certain of the property of the Securing Parties as collateral security for the obligations of the Securing Parties under the Solutia Credit Agreement, the Astaris Credit Agreement, the Co-gen Guaranty Agreement, Hedging Obligations (as defined below) and the Designated Letters of Credit.

          In connection with the foregoing, the parties hereto wish to provide for the subordination of the liens granted pursuant to the Junior Security Documents (as defined below) in favor of the Trustee to the liens granted to the Collateral Agent pursuant to the Senior Non-Sharing Security Documents. Accordingly, the parties hereto hereby agree as follows:

          Section 1. DEFINITIONS, ETC.

          (a) DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "ADVANCE" has the meaning assigned to such term in Section 1.01 of the Solutia Credit Agreement.

          "COLLATERAL" means, collectively, the assets of the Securing Parties subject to the Liens of the Junior Security Documents.

          "DESIGNATED LETTER OF CREDIT" has the meaning ascribed thereto in the Senior Non-Sharing Intercreditor Agreement.

                         JUNIOR INTERCREDITOR AGREEMENT

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                                      - 3 -

          "DESIGNATED LETTER OF CREDIT OBLIGATIONS" means all obligations of the Company in respect of Designated Letters of Credit.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company organized under the laws of a State of the United States of America.

          "EXISTING NOTE INDENTURES" means, collectively, the indenture and/or the fiscal agency agreement, as applicable, pursuant to which the following notes or debentures of the Company or Solutia Europe, as applicable, have been issued: 6.50% notes due 2002, 7.375% debentures due 2027, 6.72% debentures due 2037 and 6.25% euro notes due 2005, as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "GAAP" means the generally accepted accounting principles in the United States of America.

          "HEDGING OBLIGATIONS" means all obligations of the Company in respect of any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into with any Lender (or any affiliate thereof).

          For purposes hereof, it is understood that any Hedging Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to the Solutia Credit Agreement shall nevertheless continue to constitute Hedging Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Advances and other interests in the Solutia Credit Agreement and, at the time a claim is to be made in respect of such Hedging Obligations, such Person (or its affiliate) is no longer a "Lender" party to the Solutia Credit Agreement.

          "JUNIOR SECURED OBLIGATIONS" has the meaning ascribed thereto in the Junior Security Agreement.

          "JUNIOR SECURITY AGREEMENT" means the Junior Security Agreement dated as of July [___], 2002 between the Securing Parties, the Collateral Agent and the Trustee, as the same shall be modified and supplemented and in effect from time to time.

          "JUNIOR SECURITY DOCUMENTS" means (a) this Agreement, (b) the Junior Security Agreement, and (c) each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) executed pursuant to Section 3 or Section 5 of the Junior Security Agreement.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any mortgage, easement, right of way or other encumbrance on title to real property.

                         JUNIOR INTERCREDITOR AGREEMENT

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          "MAJORITY SOLUTIA LENDERS" means the Majority Lenders under and as defined in the Solutia Credit Agreement.

          "MAKE-WHOLE OBLIGATIONS" means all obligations of the Company under the Astaris Guaranty Agreement as in effect on the date hereof and without giving effect to any amendments or supplements made to the Astaris Guaranty Agreement after the date hereof.

          "NON-SHARING OBLIGATIONS" means, collectively, the obligations of the Securing Parties to each Solutia Lender (and, in respect of any Hedging Obligations, any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations), each Astaris Lender, each Co-gen Purchaser and each Administrative Agent and their respective successors and assigns in respect of the Solutia Credit Agreement Obligations, the Make-Whole Obligations, the Synthetic Lease Obligations, the Designated Letter of Credit Obligations and the Hedging Obligations.

          "PERSON" means any individual, corporation (including a business trust), company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or governmental authority or other entity of whatever nature.

          "SENIOR NON-SHARING INTERCREDITOR AGREEMENT" means the Restated Intercreditor and Collateral Agency Agreement dated as of July [___], 2002 between the Company, the Subsidiary Guarantors, the Solutia Administrative Agent, the Astaris Administrative Agent, the Co-gen Agent and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "SENIOR NON-SHARING SECURITY AND GUARANTEE AGREEMENT" means the Restated Security and Guarantee Agreement dated as of July [___], 2002 between the Securing Parties and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

          "SENIOR NON-SHARING SECURITY DOCUMENTS" means, collectively, (a) the Senior Non-Sharing Security and Guarantee Agreement and (b) any other pledge agreements, security agreements, assignment agreements, mortgages, deeds of trust or other instruments providing for collateral security from time to time executed pursuant to Section 4 or Section 6 of the Senior Non-Sharing Security and Guarantee Agreement.

          "SENIOR SECURED OBLIGATIONS" means, collectively, (a) in the case of the Company, the Non-Sharing Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations (as defined in the Senior Non-Sharing Security and Guarantee Agreement pursuant to Section 2.01 of the Senior Non-Sharing Security and Guarantee Agreement and (c) in the case of all Securing Parties, all present and future obligations of the Securing Parties to the Senior Secured Parties, or any of them, under the Senior Non-Sharing Security Documents.

          "SENIOR PAYMENT DATE" means the date on which all the Non-Sharing Obligations have been paid in full, all Designated Letters of Credit, and Letters of Credit issued under

                         JUNIOR INTERCREDITOR AGREEMENT

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                                      - 5 -

     the Solutia Credit Agreement, have expired or terminated and the "Commitments" under and as defined in the Solutia Credit Agreement have been terminated.

          "SENIOR SECURED PARTIES" means, collectively, the Collateral Agent, the Solutia Lenders, the Astaris Lenders, the Co-gen Purchasers, the Administrative Agents and the Co-gen Agent (and, in respect of any Hedging Obligations, any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations).

          "SOLUTIA CREDIT AGREEMENT OBLIGATIONS" means the principal and interest on the Advances (as defined in the Solutia Credit Agreement) made by the Solutia Lenders to the Borrowers under and as defined in the Solutia Credit Agreement, all obligations of the Company in respect of Letters of Credit issued thereunder and all other amounts from time to time owing to the Solutia Lenders or the Solutia Administrative Agent under the Solutia Credit Agreement.

          "SUBSIDIARY" has the meaning assigned to such term in the Existing
     Note Indentures, in each case as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "SYNTHETIC LEASE OBLIGATIONS" means all obligations of the Company under the Co-gen Guaranty Agreement, the Co-gen Lease and the other Operative Documents (as defined in the Co-gen Participation Agreement); PROVIDED that if such obligations exceed $33,000,000, then only the portion of such obligations that do not exceed $33,000,000, together with interest thereon at the rate specified in the Co-gen Participation Agreement, shall be deemed to be "Synthetic Lease Obligations".

          "2009 NOTEHOLDERS" means each Person from time to time holding any of the 2009 Notes under the 2009 Notes Indenture.

          (b) TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                         JUNIOR INTERCREDITOR AGREEMENT

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                                      - 6 -

          Section 2. PRIORITY OF LIENS. It is the intent of the parties that the Liens created pursuant to the Junior Security Documents in favor of the Trustee shall be junior and subject in all respects to the Liens created pursuant to the Senior Non-Sharing Security Documents. Accordingly, anything herein or in any of the other Junior Security Documents, the 2009 Notes Indenture or any other agreement or instrument between any of the Securing Parties and any of the 2009 Noteholders to the contrary notwithstanding, the Trustee, on behalf of itself and each of the 2009 Noteholders, hereby agrees for the benefit of the Collateral Agent and the Senior Secured Parties that, notwithstanding the time of filing or recording of the Liens created by the Junior Security Documents, to the extent securing such Lien in favor of any of the Senior Secured Parties is valid and enforceable, the Liens created pursuant to the Junior Security Documents shall be subordinate to the Liens created pursuant to the Senior Non-Sharing Security Documents in any "Collateral" under and as defined in the Senior Non-Sharing Security Documents.

          The Collateral Agent and the Senior Secured Parties may release their Liens against all or any portion of the Collateral at any time but are not entitled to release or affect the Liens of the Trustee which shall thereafter continue to be valid and enforceable (as first priority Liens) in and to such released Collateral unless the conditions in Section 3 hereof are met, at which time the Liens of the Trustee shall be released. If (i) the Collateral Agent and the Senior Secured Parties have released all or a portion of their Liens, (ii) the conditions for an automatic release of the Liens of the Junior Secured Parties (as defined in the Junior Security Agreement) securing the Junior Secured Obligations against the Senior Collateral set forth in Section 3 shall not have been satisfied and (iii) at any later time such Liens in favor of the Collateral Agent and the Senior Secured Parties are reinstated or re-granted, the Collateral Agent shall, subject to the applicable provisions of the 2009 Notes Indenture and the Junior Security Documents, be entitled to (and at the request of the Company, shall) subordinate the Liens of the Trustee and the 2009 Noteholders under the Junior Security Documents to such reinstated Liens in favor of the Collateral Agent and the Senior Secured Parties, such subordination to be on the same terms and subject to the same conditions as provided in the first paragraph of this Section 2.

          The Trustee, on behalf of itself and each 2009 Noteholder, hereby waives any requirement on the part of the Collateral Agent or the Senior Secured Parties in respect of marshalling of assets upon any exercise of remedies by the Collateral Agent or the Senior Secured Parties and any requirement that the Collateral Agent or any Senior Secured Party exercise remedies with respect to collateral security for the Senior Secured Obligations in any particular order or any particular manner.

          Section 3. RELEASE OF LIENS AND GUARANTEES. The Liens of the Junior Secured Parties securing the Junior Secured Obligations against the Senior Collateral will be released automatically (and without any action or consent by the Trustee or the 2009 Noteholders) at such time, if (1) the Lien of the Collateral Agent against the Senior Collateral has been released and (2) all the Solutia Credit Agreement Obligations are unsecured and the revolving facility thereunder (x) is in a minimum amount of $50,000,000 and (y) has a tenor of no less than 364 days. In addition, the Liens of the Junior Secured Parties securing the Junior Secured Obligations against any particular item of Senior Collateral will be released automatically (and without any action or consent by the Trustee or the 2009 Noteholders) at such time as such item is sold or otherwise disposed of and the proceeds thereof applied to the Senior Secured

                         JUNIOR INTERCREDITOR AGREEMENT

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Obligations to the extent required by the Solutia Credit Agreement or, alternatively, paid over to the Trustee for application to the Junior Secured Obligations. In either such event, the Trustee shall execute and deliver such documents, and do such other acts and things, as may be reasonably requested by the Company to confirm such release.

          Section 4. LIMITATION ON RIGHTS AND REMEDIES. Notwithstanding anything to the contrary herein, in the other Junior Security Documents or in the 2009 Notes Indenture, the Trustee shall not be entitled to exercise (whether upon its own initiative or at the direction of any one or more of the 2009 Noteholders) any rights or remedies in respect of the Liens under the Junior Security Documents, or to enforce any of the Junior Security Documents, until the Senior Payment Date; PROVIDED that nothing herein shall prevent the 2009 Noteholders or the Trustee from declaring an "Event of Default" under the 2009 Notes Indenture, accelerating the Junior Secured Obligations, bringing suit thereon, filing proofs of claims or otherwise exercising rights or remedies under the 2009 Notes Indenture or the Junior Security Documents other than exercising rights or remedies in respect of their Liens under the Junior Security Documents.

          Section 5. NOTICE OF SENIOR PAYMENT DATE. The Collateral Agent shall promptly notify the Trustee of the occurrence of the Senior Payment Date.

          Section 6. MISCELLANEOUS

          6.01. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing, telecopied or delivered:

          (a) if to any of the Securing Parties, care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Vice President and Treasurer, telephone number (314) 674-8250, telecopier number
     (314) 674-6755, with a copy in care of Solutia Inc., 575 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: General Counsel, telephone number (314) 674-3586, telecopier number (314) 674-2721;

          (b) if to the Collateral Agent, at its address at Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Jim Simpson, telephone number (212) 816-8208, telecopier number (212) 816-8051; and

          (c) if to the Trustee, at its address at HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018 (if mailed) or 10 East 40th Street, 14th Floor, New York, New York 10016 (if delivered), Attention: Issuer Services, telephone number (212) 525-1351, telecopier number (212) 525-1300.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when delivered or telecopied, be effective when delivered or transmitted by telecopier, respectively.

          6.02. WAIVERS. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of

                         JUNIOR INTERCREDITOR AGREEMENT

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                                      - 8 -

any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.03. AMENDMENTS, ETC. Except as otherwise herein expressly provided, the terms of this Agreement and the other Junior Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party, the Collateral Agent (prior to the Senior Payment Date only) and the Trustee, with the consent (if and to the extent required by the 2009 Indenture) of the Required 2009 Noteholders, PROVIDED that (i) no such amendment shall adversely affect the relative rights of any Senior Secured Party or 2009 Noteholder as against any other Senior Secured Party or 2009 Noteholder without the prior written consent of such first Senior Secured Party or 2009 Noteholder and (ii) any amendment or waiver (other than an amendment or a waiver releasing any Collateral) of any provision of the Senior Non-Sharing Security and Guarantee Agreement or any other Senior Non-Sharing Security Document not inconsistent with clause (i) above shall, at the written election of the Company delivered to the Collateral Agent and the Trustee (and without the action by any other party), be deemed to be an amendment or a waiver of the corresponding provision, if any, of the Junior Security Agreement or other Junior Security Document with the same effect as if such amendment or waiver of such provision had been agreed to in writing in compliance with this Section 6.03. Any such amendment or waiver shall be binding upon the Collateral Agent, the Trustee each Senior Secured Party, each 2009 Noteholder and each Securing Party.

          6.04. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          6.05. JURISDICTION. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Junior Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each party hereto hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Junior Security Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Junior Security Document in the courts of any jurisdiction.

          6.06. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto (PROVIDED that no Securing Party shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent and the Trustee).

          6.07. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                         JUNIOR INTERCREDITOR AGREEMENT

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                                      - 9 -

          6.08. SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          6.09. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.10. ADDITIONAL SUBSIDIARY GUARANTORS. Pursuant to Section 4.19 of the 2009 Notes Indenture, any Subsidiary of the Company that becomes a Subsidiary Guarantor thereunder after the date hereof, shall become a "Subsidiary Guarantor" under this Agreement, and shall grant liens on all property owned by it that constitutes Collateral under the Junior Security Documents, by executing and delivering to the Collateral Agent and the Trustee a Guarantee Assumption Agreement in the form of Exhibit A hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" and a "Securing Party" for all purposes of this Agreement.


                         JUNIOR INTERCREDITOR AGREEMENT

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                                     - 10 -

          IN WITNESS WHEREOF, the parties hereto have caused this Junior Intercreditor Agreement to be duly executed as of the day and year first above written.

                                       SOLUTIA INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: Vice President and Treasurer


                                SUBSIDIARY GUARANTORS

                                       CPFILMS INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: Attorney-in-Fact


                                       MONCHEM, INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: President


                                       MONCHEM INTERNATIONAL, INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: President


                         JUNIOR INTERCREDITOR AGREEMENT

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                                     - 11 -

                                       SOLUTIA SYSTEMS, INC.


                                       By: /s/ Kevin Wilson
                                          -------------------------------------
                                          Name: Kevin Wilson
                                          Title: President


                                COLLATERAL AGENT

                                       CITIBANK, N.A., as Collateral Agent


                                       By: /s/ James N. Simpson
                                          -------------------------------------
                                          Name: James N. Simpson
                                          Title: Vice President


                                TRUSTEE

                                       HSBC BANK USA, as Trustee


                                       By: /s/ Harriet Drandoff
                                          -------------------------------------
                                          Name: Harriet Drandoff
                                          Title: Vice President


                         JUNIOR INTERCREDITOR AGREEMENT

                                                                       EXHIBIT A

                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

          GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ corporation (the "ADDITIONAL SUBSIDIARY GUARANTOR"), in favor of HSBC Bank USA, as trustee under the 2009 Notes Indenture under and as defined in the Junior Intercreditor Agreement referred to below (in such capacity, together with its successors in such capacity, the "TRUSTEE").

          Solutia Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors referred to therein (collectively, together with the Company, the "SECURING PARTIES"), Citibank, N.A., as collateral agent, and the Trustee are parties to a Junior Intercreditor Agreement dated as of July [___], 2002 (the "JUNIOR INTERCREDITOR AGREEMENT"). In addition, one or more of the Securing Parties have executed and delivered in favor of the Trustee one or more "Junior Security Documents" under and as defined in the Junior Intercreditor Agreement, including a Junior Security Agreement dated as of July [___] (the "JUNIOR SECURITY AGREEMENT") between the Securing Parties, said collateral agent and the Trustee, pursuant to which the Securing Parties have granted collateral security, in respect of the Junior Secured Obligations as defined the Junior Secured Obligations. Terms defined in the Junior Intercreditor Agreement and used herein are used herein as defined therein.

          Pursuant to Section 4.19 of the 2009 Notes Indenture, the Additional Subsidiary Guarantor has guaranteed the obligations of the Company under and in respect of the 2009 Notes Indenture and the 2009 Notes issued thereunder. As contemplated by Section 6.10 of the Junior Intercreditor Agreement and Section
6.12 of the Junior Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" and a "Securing Party", under and for all purposes of the Junior Security Documents, and each of the Annexes to the Junior Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto.

          In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Junior Security Agreement with respect to itself and the Collateral in which it grants a security interest thereunder.


                         GUARANTEE ASSUMPTION AGREEMENT

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.


                                       [NAME OF ADDITIONAL SUBSIDIARY
                                         GUARANTOR]


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

Accepted and agreed:

CITIBANK, N.A., as Collateral Agent


By:
   --------------------------------
   Name:
   Title:


HSBC BANK USA, as Trustee


By:
   --------------------------------
   Name:
   Title:

                         GUARANTEE ASSUMPTION AGREEMENT

                                                                      Appendix A

               SUPPLEMENTS TO ANNEXES TO JUNIOR SECURITY AGREEMENT


SUPPLEMENT TO ANNEX 1:

              [to be completed]

SUPPLEMENT TO ANNEX 2:

              [to be completed]

SUPPLEMENT TO ANNEX 3:

              [to be completed]

SUPPLEMENT TO ANNEX 4:

              [to be completed]

SUPPLEMENT TO ANNEX 5:

              [to be completed]

SUPPLEMENT TO ANNEX 6:

              [to be completed]

SUPPLEMENT TO ANNEX 7:

              [to be completed]

SUPPLEMENT TO ANNEX 8:

              [to be completed]


                            JUNIOR SECURITY AGREEMENT